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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                   Current Report Pursuant to Section 13 or
                 15(d) of the Securities Exchange Act of 1934



Date of Report: (Date of earliest event reported) May 12, 2000



                           Carey International, Inc.
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            (Exact name of registrant as specified in its charter)



        Delaware                       000-22551                 52-1171965
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(State of incorporation               (Commission               (IRS Employer
    or organization)                  File Number)           Identification No.)


        4530 Wisconsin Avenue, N.W., Suite 500, Washington, D.C. 20016
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               (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code: (202) 895-1200
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                                         N/A
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(Former name or former address, if changed since last report.)
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Item 5.  Other Events.
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     On May 12, 2000, the Board of Directors of Carey International, Inc. (the
"Company") adopted a Shareholder Rights Plan pursuant to which a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.01 per share (the "Common Shares") of the Company was distributed to the stockholders of record as of the close of business on July 2, 2000 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series One Preferred Stock, par value $.01 per share (the "Series One Preferred Shares"), of the Company, at a price of $80.00 per one one-hundredth of a Series One Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of June 20, 2000 (the "Rights Agreement") between the Company and American Securities Transfer & Trust Company, as Rights Agent (the "Rights Agent"), as amended by a First Amendment to Rights Agreement dated as of July 19, 2000 (the "First Amendment") between the Company and the Rights Agent.

     The following is a summary of the terms of the Shareholder Rights Plan; however, the following text is qualified in its entirety by reference to the text of the Rights Agreement and First Amendment, which are filed as exhibits hereto.

     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding Common Shares (the "Triggering Percentage") or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of a Triggering Percentage or more of such outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto unless (i) such person first acquires a Triggering Percentage or more of the outstanding Common Shares by a purchase pursuant to a tender offer for all of the Common Shares for cash, which purchase increases such person's beneficial ownership to 90% or more of the outstanding Common Shares; or (ii) the Triggering Percentage is achieved as a result of the Company's repurchase of shares; or (iii) the person acquires a Triggering Percentage or more of the outstanding Common Shares inadvertently and then divests a sufficient number of shares within 10 days after notification by the Company. In addition, the Rights will not become exercisable if a person, at the close of business on July 2, 2000, holds the Triggering Percentage or more of Common Shares unless such group or person thereafter acquires additional Common Shares at a time when holding the Triggering Percentage or more of Common Shares.

     Until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also

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constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. Upon the Distribution Date, the Rights will become exercisable until the earlier to occur of (i) the close of business on July 1, 2010 (the "Final Expiration Date") or
(ii) the Effective Time (as defined in the Merger Agreement (as defined below)), unless the Rights are earlier redeemed by the Company, as described below.

     The Purchase Price payable, and the number of Series One Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series One Preferred Shares, (ii) upon the grant to holders of the Series One Preferred Shares of certain rights or warrants to subscribe for or purchase Series One Preferred Shares at a price, or securities convertible into Series One Preferred Shares with a conversion price, less than the then current market price of the Series One Preferred Shares, or (iii) upon the distribution to holders of the Series One Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Series One Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one one-hundredths of a Series One Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

     Series One Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Series One Preferred Share will be entitled to a quarterly dividend payment equal to the greater of (a) $1.00 or (b) 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Series One Preferred Shares will also be entitled to a preferential payment equal to the greater of (a) $1.00 per share plus all accrued and unpaid dividends, whether or not declared, and (b) 100 times the aggregate payment made per Common Share. Each Series One Preferred Share will have 100 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Series One Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

     Because of the nature of the Series One Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Series One Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

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     In the event that, following the date of the first public announcement that a person has become an Acquiring Person (the "Shares Acquisition Date"), the Company is acquired in a merger or other business combination transaction or 50% or more of the value of its consolidated assets or earning power are sold or otherwise transferred, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person becomes an Acquiring Person (unless such person first acquires 20% or more of the outstanding Common Shares by a purchase pursuant to a tender offer for all of the Common Shares for cash, which purchase increases such person's beneficial ownership to 90% or more of the outstanding Common Shares), proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

     At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Common Shares and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Series One Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Series One Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Series One Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Series One Preferred Shares on the last trading day prior to the date of exercise.

     At any time prior to the close of business on the tenth business day after the Shares Acquisition Date (but not thereafter), the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). Subject to the foregoing, the redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after the Distribution Date no such amendment may adversely affect the interests of the holders of the Rights.

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     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     On July 19, 2000, prior to the execution and delivery of the Merger Agreement (as defined in the First Amendment), the Company entered into the First Amendment to the Rights Agreement. The First Amendment provides, among other things, (i) that certain persons shall not be deemed an Acquiring Person,
(ii) that a Shares Acquisition Date shall not be deemed to have occurred by reason of certain public announcements or public disclosures and (iii) that a Distribution Date shall not be deemed to have occurred by reason of certaiin public announcements, public disclosures, the execution and delivery of certain agreements or the transactions contemplated by certain agreements. Copies of the Rights Agreement and the First Amendment are filed as exhibits hereto.

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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
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      (c) Exhibits.
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     4.1. Rights Agreement dated as of June 20, 2000 between Carey
          International, Inc. and American Securities Transfer & Trust Company, as Rights Agent.

     4.2. First Amendment to Rights Agreement dated as of July 19, 2000 between Carey International, Inc. and Computershare Trust Company, Inc.
          (f/k/a American Securities Transfer & Trust Company), as Rights Agent.

     4.3. Form of Certificate of Designation of Series One Preferred Stock.

     4.4. Form of Right Certificate.

     4.5. Copy of Common Stock Certificate of Carey International, Inc. Containing Legend with Respect to Issuance of the Rights.

    99.  Press Release dated June 22, 2000 of Carey International, Inc.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              Carey International, Inc.



                              By: /s/ David H. Haedicke
                                  ---------------------
                              David H. Haedicke
                              Executive Vice President
                              and Chief Financial Officer


Date: July 25, 2000

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                                 EXHIBIT INDEX



                 Exhibit                    Method of Filing
                 -------                    ----------------

  4.1.  Rights Agreement dated as of        Filed herewith.
        June 20, 2000 ("Rights
        Agreement") between
        Carey International, Inc. and
        American Securities Transfer
        & Trust Company, as Rights
        Agent.

  4.2.  First Amendment to Rights           Filed herewith.
        Agreement dated as of July 19,
        2000 between Carey International
        Inc. and Computershare Trust
        Company, Inc. (f/k/a American
        Securities Transfer & Trust
        Company), as Rights Agent.

  4.3.  Form of Certificate of              See 4.1 above.
        Designation of Series One
        Preferred Stock (attached as
        Exhibit A to Rights Agreement).

  4.4.  Form of Rights Certificate          See 4.1 above.
        (attached as Exhibit B to Rights
        Agreement).  Pursuant to the
        Rights Agreement, printed
        Series One Preferred Stock
        Purchase Right Certificates
        will not be mailed until the
        Distribution Date (as defined in
        the Rights Agreement).

  4.5.  Copy of Common Stock                Filed herewith.
        Certificate of the Company
        Containing Legend with Respect
        to Issuance of the Rights.

 99.    Press Release dated June 22,        Filed herewith.
        2000 of Carey International,
        Inc.